RESTRICTED STOCK AGREEMENT
                           --------------------------

     This Restricted Stock Agreement (the "Agreement") is entered into as of the 22nd day of May, 2000 (the "Date of Grant"), by and between Fairfield
Communities,  Inc., a Delaware  corporation (the  "Company"),  and          (the
                                                                   --------
"Participant"). The Company and the Participant agree as follows:

     1.  Recitals.  As  part  of its  compensation  programs,  the  Company  has
         --------
available for award to consultants, officers, other key employees and non-employee directors of the Company and its subsidiaries restricted shares of the Company's Common Stock pursuant to the terms of its 2000 Incentive Stock Plan (a copy of which is attached hereto as Exhibit A, the "Plan"). The award of the restricted stock to the Participant and the execution of this Agreement in the form hereof have been duly authorized by the Compensation Committee of the Company's Board of Directors, on the date set forth above.

     2. Definitions.  The following terms shall have the meanings indicated when
        -----------
used herein:


     (a) "Annual ROE Equivalent" shall mean (i) the sum of the ROE for each of the thirty-one months in the ROE Period, (ii) divided by thirty-one, with the result (iii) multiplied by twelve. The Annual ROE Equivalent shall be rounded to the nearest tenth of a percentage point.

     (b) "Cause" shall mean (i) an intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for the Participant at the expense of the Company or any of its subsidiaries or (ii) the continued, repeated, intentional and willful refusal to perform the duties associated with the Participant's position with the Company or any of its subsidiaries which is not cured within 15 days following written notice to the Participant. For purposes of this Agreement, no act or failure to act on the part of the Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its subsidiaries.

     (c) "Change in Control" shall mean the happening of any of the following:

          (i) During any period of 24 consecutive months, ending after the date hereof:

               (A) individuals who were directors of the Company at the beginning of such 24-month period, and

               (B) any new director whose election or nomination for election by the Board of Directors was approved by a vote of the greater of (1) at least two-thirds (2/3), or (2) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company;

          (ii) Any person or entity (other than the Company or its subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power represented by the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Securities");

          (iii) Upon a merger, combination, consolidation or reorganization of the Company, other than a merger, combination, consolidation or reorganization which would result in (A) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent
     (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction and (B) at least such 50% of voting power continuing to be held in the aggregate by the holders of the Voting Securities of the Company immediately prior to such transaction (conditions (A) and (B) are referred to as the "Continuance Conditions"); or

          (iv) All or substantially all of the assets of the Company are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets and such purchaser assumes the Company's obligations under this Agreement.

     (d) "Constructive Discharge" shall mean [in the cases of Messrs. Berk, Dumeny, Hanning and Howeth, definition matches definition contained in their respective Employment Agreements - for others]:

          (i) any reduction in the Participant's base salary;

          (ii) following the occurrence of a "Change in Control", a required relocation of the Participant of more than fifty (50) miles from the Participant's current job location, [except that this provision shall not apply to the possible relocation of the Participant's job from Little Rock, Arkansas [Las Vegas, Nevada] to the Company's executive office located in the Orlando, Florida area (which shall be considered to be the Participant's job location, following any such relocation),] provided that, it is understood that the Participant's job responsibilities will require that he travel extensively to other locations on the Company's business; or

          (iii) any breach of any of the material terms of this Agreement [or the Participant's separate employment agreement] by the Company which is not cured within 15 days following written notice thereof by the Participant to the Company;

provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii) or (iii) unless the Participant actually terminates his employment with the Company within 60 days after the occurrence of such event.

     (e) "Disability" shall mean an illness or accident which prevents the Participant, for a continuous period lasting six months, from performing the material job duties normally associated with his position. In the event that any disagreement or dispute arises between the Company and the Participant as to whether the Participant has incurred a "Disability", then, in any such event, the Participant shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of the Participant's residence who shall be mutually selected by the Company and the Participant, and such physician shall make the determination of whether the Participant suffers from any "Disability". In the absence of fraud or bad faith, the determination of such physician as to the Participant's condition at such time shall be final and binding upon both the Company and the Participant. The entire cost of any such examination shall be borne solely by the Company.

     (f) "ROE" shall mean, for each month in the ROE Period, the net earnings, after taxes, of the Company for each such month, divided by the average of the Company's stockholders' equity as of the beginning and the end of such month, with such number to be expressed as a percentage to two decimal places. The ROE shall be determined in accordance with generally accepted accounting principles and shall be adjusted, if necessary, for any year-end audit adjustments required by the Company's independent accountants which affect the ROE for any month in the ROE Period.

     (g) "ROE Period" shall mean the thirty-one months beginning June 2000 and ending December 2002.

     (h) "Specified Percentage" shall mean the "Specified Percentage" determined by comparing the Annual ROE Equivalent to the targets set forth under the heading "Annual ROE Equivalent" in the table below (the "Specified Percentage" shall be expressed as a percentage to one decimal place and shall be pro rated on a proportionate basis for achieving an Annual ROE Equivalent which is greater than 20% but less than 22%):

In the cases of Messrs. Berk, Hanning, Howeth, Dumeny and Durfee:

           Annual ROE Equivalent                          Specified Percentage
           ---------------------                          --------------------

              22% or greater                                       75%
                   21%                                            37.5%
               20% or less                                          0%

In the case of all other employee participants:

           Annual ROE Equivalent                          Specified Percentage
           ---------------------                          --------------------

              22% or greater                                      100%
                   21%                                             50%
               20% or less                                         0%

     (i) "Transfer Restriction Lapse Date" shall mean, with respect to any part or all of the Shares which Vest from time to time, as to 50% of such Vesting shares, the Lapse Date, and as to the remaining 50% of such Vesting shares, one year from the Lapse Date, provided, however, that in the event of a Change in Control, the Transfer Restriction Lapse Date with respect to 100% of the Shares (including any Shares previously Vested for which the Transfer Restriction Lapse Date had not previously occurred) shall be the date on which such Change in Control occurs.

     3. Award.  The Company  hereby  awards the  Participant  a total of
        -----                                                            -------
shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued from treasury. The Company represents and warrants that such Shares are duly authorized, validly issued, fully paid and non-assessable.

     4. Risk of  Forfeiture.  The Shares  will be subject to  forfeiture  if the
        -------------------
Participant's employment with the Company is terminated (a) by either the Company or the Participant at any time through December 31, 2001, (b) by the Company at any time for "Cause", (c) by the Company from and after January 1, 2002, provided, however, that if such termination is without "Cause" or due to "Disability", then only [one third] of the Shares shall be forfeited, and (d) by the Participant from and after January 1, 2002, provided however, that if such termination is due to "Constructive Discharge", death or "Disability", then only [one third] of the Shares shall be forfeited. If any Shares are forfeited, the Participant will surrender such forfeited Shares to the Company. The Participant will not be entitled to any payment in respect of any Shares so forfeited.

     The risk of forfeiture will lapse (a "Vesting"), as to all or the specified portion of the Shares not previously forfeited (the "Non-Forfeited Shares"), upon the occurrence of any of the following (the aggregate Vesting shall not exceed 100%) (each date on which a Vesting occurs is referred to as a "Lapse Date"):

     (i) as to 100% of the Non-Forfeited Shares, at 12:01 a.m., Orlando, Florida time, on January 1, 2005;

     (ii) as to 100% of the Non-Forfeited Shares, upon the occurrence of a Change in Control;

     (iii)as to 66.6667% of the Non-Forfeited Shares (rounded to the nearest whole number of shares), upon the first to occur of any one of the following events, provided, however, that a Vesting shall occur only if such event occurs on or after January 1, 2002: (A) upon the
          Participant's death, (B) upon termination of the Participant's employment with the Company by either the Company or the Participant due to the Participant's "Disability", (C) upon termination of the Participant's employment with the Company by the Participant as a result of

          "Constructive Discharge" or (D) upon termination of the Participant's employment with the Company by the Company, other than for "Cause";

     (iv) as to the Specified Percentage of the Non-Forfeited Shares, on the date that fiscal year 2002 earnings for the Company are publicly announced;

     (v) as to 50% [37.5% in the cases of Messrs. Berk, Hanning, Howeth, Dumeny and Durfee] of the Non-Forfeited Shares, but only prior to the triggering of subparagraph (vi) below, in the event that the Company's Common Stock closes at or above $16.00 per share (adjusted for any future stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or merger, consolidation, reorganization, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, as determined in the reasonable judgment of the Board of Directors of the Company or any committee of the Board of Directors of the Company which is authorized to administer the Plan ("Certain Corporate Transactions")) for twenty consecutive days on which the stock trades, as evidenced (absent manifest error) by the stock tables for the New York Stock Exchange, published in The Wall Street Journal or, if such stock tables are no longer so published, by such other means as the Board of Directors of the Company or any committee of the Board of Directors of the Company which is authorized to administer the Plan shall determine; and

     (vi) as to 100% [75% in the cases of Messrs. Berk, Hanning, Howeth, Dumeny and Durfee] of the Non-Forfeited Shares (or, in the event that subparagraph (v) above has been triggered, as to an additional 50% [37.5% in the cases of Messrs. Berk, Hanning, Howeth, Dumeny and Durfee] of the Non-Forfeited Shares), in the event that the Company's Common Stock closes at or above $20.00 per share, as such price is adjusted for Certain Corporate Transactions, for twenty consecutive days on which the stock trades, as evidenced (absent manifest error) by the stock tables for the New York Stock Exchange, published in The Wall Street Journal or, if such stock tables are no longer so published, by such other means as the Board of Directors of the Company or any committee of the Board of Directors of the Company which is authorized to administer the Plan shall determine.

     Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by Participant or the Company, by the Company's independent accountants. The fact that Participant's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph shall not of itself limit or otherwise affect any other rights of Participant other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this paragraph, Participant shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph. The Company shall provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that Participant fails to make such designation within 10 business days following the date of an occurrence of a "Change in Control", the Company may effect such reduction in any manner it deems appropriate.

     5. Rights as Stockholder. Unless and until forfeited, the Participant shall
        ---------------------
have, with respect to the shares of Common Stock underlying the grant of the Shares, all of the rights of a stockholder of such Common Stock (except as otherwise provided herein). Any stock dividends paid in respect of Shares will be treated as additional Shares and will be subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such stock dividends are issued.

     6. Share Certificates.
        ------------------

     (a) The Participant will be issued one or more stock certificates in respect of the Shares. Each Share certificate will be registered in the name of the Participant, will be accompanied by a stock power duly executed by the Participant and will bear, among any other required legends, the following legend:

         "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, THE FORFEITURE EVENTS) CONTAINED IN THE RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND FAIRFIELD COMMUNITIES, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF FAIRFIELD COMMUNITIES, INC. IN ORLANDO, FLORIDA. FAIRFIELD COMMUNITIES, INC. WILL FURNISH TO THE RECORDHOLDER OF THIS CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH AGREEMENT. FAIRFIELD COMMUNITIES, INC. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

All certificates evidencing grants of Shares will be deposited with and held in custody by the Company until the date on which the risk of forfeiture lapses and all of the conditions and restrictions on the Shares are satisfied.

     (b) New  Certificates.  Subject to the  provisions  of Sections 6(a) and 7,
         -----------------
after Vesting and the satisfaction and/or lapse of the transfer and other restrictions, terms and conditions applicable to any Shares, a new certificate representing all or the portion of such Vested Shares for which the Transfer Restriction Lapse Date has occurred, without the legend set forth above in
Section 6(a) or other restriction, will (in lieu, and upon cancellation, of the certificate, or the portion thereof, previously representing such Shares) be registered in the name of the Participant and delivered to the Participant within fifteen business days after the later of Vesting, occurrence of the Transfer Restriction Lapse Date or payment of the taxes provided in Section 7 below.

     7. Withholding. The Participant shall, at or promptly following the time of
        -----------
Vesting and as a condition precedent to the delivery of a certificate as provided in Section 6(b) above, pay to the Company in cash an amount equal to any applicable withholding taxes required to be withheld or collected under applicable federal, state or local laws or regulations. Furthermore, the Company will have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Shares. All taxes, if any, in respect of any grants or payments to the Participant hereunder will be the sole responsibility of and shall be paid by the Participant.

     8. Restrictions on Transfer. The Shares, and any rights or interest in this
        ------------------------
Agreement, shall not, prior to the applicable Transfer Restriction Lapse Date applicable to the particular shares at issue, be assigned, transferred, sold, exchanged or otherwise disposed of in any way at any time by the Participant. Any such award, rights or interests will not, prior to Transfer Restriction Lapse Date, be pledged, encumbered or otherwise hypothecated in any way at any time by the Participant. Any such award, rights or interests will not, prior to the Transfer Restriction Lapse Date, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests, or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Agreement, will be null and void and without legal force or effect. Upon the occurrence of the Transfer Restriction Lapse Date, if the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Participant shall not dispose of the Shares in violation of the Securities Act.

     9.  Registration  and  Listing.  The  Company  shall,  at its sole cost and
         --------------------------
expense, take all necessary action to register or qualify the Shares under the Securities Act and to list the Shares on the NYSE (or such other principal exchange on which the Common Stock is then listed for trading), to permit the sale of the Shares by the Participant in compliance with the Securities Act and any state securities laws. Prior to registration, the Shares shall bear a legend similar to the following:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR ANY FEDERAL OR STATE SECURITIES LAWS. THE SHARES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     10. Notices.  Each notice relating to this Agreement must be in writing and
         -------
delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Each notice to the Company must be addressed to it at its principal office: Fairfield Communities, Inc., 8669 Commodity Circle, Orlando, Florida 32819, attention of the Secretary. Each notice to the Participant must be addressed to the Participant at the Participant's address specified below. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     11.  Amendments.  The Board of Directors of the Company or any committee of
          ----------
the Board of Directors of the Company which is authorized to administer the Plan may, without the consent of the Participant, amend this Agreement, or otherwise take action, to accelerate the time at which the risk of forfeiture of the Shares and the restriction on transfer shall lapse. The Board of Directors of the Company and any committee of the Board of Directors of the Company which is authorized to administer the Plan may not otherwise amend this Agreement without the consent of the Participant.

     12.  Governing  Law.  This  Agreement  shall be  construed  and enforced in
          --------------
accordance with, and governed by, the laws of the State of Florida.

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement, effective on the date set forth above.

                                       FAIRFIELD COMMUNITIES, INC.


                                       By:
                                           -------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                              ----------------------------


                                       PARTICIPANT:


                                       -----------------------------------
                                                    [Name]

                                       Address for Notice:

                                       -----------------------------------
                                       -----------------------------------